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                                                              Exhibit (a)(1)(XX)

                 IN THE SUPREME COURT OF THE STATE OF DELAWARE

OMNICARE, INC.,                   )
                                  )
        Plaintiff Below,          )
        Appellant,                )
v.                                )              No. 605, 2002
                                  )
NCS HEALTHCARE, INC.              )
JON H. OUTCALT, KEVIN B.          )
SHAW, BOAKE A. SELLS,             )
RICHARD L. OSBORNE,               )
GENESIS HEALTH VENTURES           )
INC., AND GENEVA SUB, INC.,       )
                                  )
        Defendants Below,         )
        Appellees.                )

                                     ORDER

    This 3rd day of December 2002,

    IT IS ORDERED that the above-captioned case, having been submitted by oral argument to a panel of three justices consisting of Justice Holland, Justice Berger and Justice Steele, on December 3, 2002, is now to be scheduled for rehearing and determination by the Court en banc, without further briefing, on Wednesday, December 4, 2002 at 12:30 p.m. in Wilmington.

                                          BY THE COURT:

                                          /s/ Randy Holland
                                          _____________________
                                               Justice







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